EXHIBIT 99.2

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(Thousands of Dollars)	2013	2012

ASSETS

Current Assets:
Cash and Cash Equivalents	$36,055	$45,748
Receivables, Net	789,410	792,822
Unbilled Revenues	193,534	216,040
Fuel, Materials and Supplies	280,600	267,713
Regulatory Assets	577,010	705,025
Prepayments and Other Current Assets	174,484	199,947
Total Current Assets	2,051,093	2,227,295

Property, Plant and Equipment, Net	16,931,448	16,605,010

Deferred Debits and Other Assets:
Regulatory Assets	4,817,305	5,132,411
Goodwill	3,519,401	3,519,401
Marketable Securities	501,876	400,329
Derivative Assets	89,309	90,612
Other Long-Term Assets	286,460	327,766
Total Deferred Debits and Other Assets	9,214,351	9,470,519

Total Assets	$28,196,892	$28,302,824

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(Thousands of Dollars)	2013	2012

LIABILITIES AND CAPITALIZATION

Current Liabilities:
Notes Payable	$794,500	$1,120,196
Long-Term Debt - Current Portion	888,346	763,338
Accounts Payable	532,036	764,350
Regulatory Liabilities	216,422	134,115
Other Current Liabilities	650,206	861,691
Total Current Liabilities	3,081,510	3,643,690

Rate Reduction Bonds	-	82,139

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	3,745,144	3,463,347
Regulatory Liabilities	511,737	540,162
Derivative Liabilities	788,929	882,654
Accrued Pension, SERP and PBOP	1,956,726	2,130,497
Other Long-Term Liabilities	899,270	967,561
Total Deferred Credits and Other Liabilities	7,901,806	7,984,221

Capitalization:
Long-Term Debt	7,651,396	7,200,156

Noncontrolling Interest - Preferred Stock of Subsidiaries	155,568	155,568

Equity:
Common Shareholders' Equity:
Common Shares	1,664,833	1,662,547
Capital Surplus, Paid In	6,176,366	6,183,267
Retained Earnings	1,969,755	1,802,714
Accumulated Other Comprehensive Loss	(69,469)	(72,854)
Treasury Stock	(334,873)	(338,624)
Common Shareholders' Equity	9,406,612	9,237,050
Total Capitalization	17,213,576	16,592,774

Total Liabilities and Capitalization	$28,196,892	$28,302,824

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Thousands of Dollars, Except Share Information)	2013	2012	2013	2012

Operating Revenues	$1,635,862	$1,628,684	$3,630,885	$2,728,307

Operating Expenses:
Purchased Power, Fuel and Transmission	488,302	542,014	1,236,111	937,358
Operations and Maintenance	357,169	529,977	703,261	791,940
Depreciation	159,553	144,485	314,530	225,324
Amortization of Regulatory Assets, Net	54,574	25,590	108,623	31,016
Amortization of Rate Reduction Bonds	8,082	40,752	42,581	59,100
Energy Efficiency Programs	94,142	73,489	199,913	110,762
Taxes Other Than Income Taxes	123,464	112,862	256,345	198,899
Total Operating Expenses	1,285,286	1,469,169	2,861,364	2,354,399
Operating Income	350,576	159,515	769,521	373,908

Interest Expense:
Interest on Long-Term Debt	85,999	86,925	171,294	146,892
Interest on Rate Reduction Bonds	(189)	2,056	422	3,487
Other Interest	1,040	66	(8,610)	5,116
Interest Expense	86,850	89,047	163,106	155,495
Other Income, Net	4,944	1,806	12,710	10,580
Income Before Income Tax Expense	268,670	72,274	619,125	228,993
Income Tax Expense	95,606	26,055	216,093	82,019
Net Income	173,064	46,219	403,032	146,974
Net Income Attributable to Noncontrolling Interests	2,043	1,880	3,922	3,373
Net Income Attributable to Controlling Interest	$171,021	$44,339	$399,110	$143,601

Basic Earnings Per Common Share	$0.54	$0.15	$1.27	$0.60

Diluted Earnings Per Common Share	$0.54	$0.15	$1.26	$0.60

Dividends Declared Per Common Share	$0.37	$0.34	$0.74	$0.63

Weighted Average Common Shares Outstanding:
Basic	315,154,130	301,047,753	315,141,956	239,551,735
Diluted	315,962,619	301,816,884	315,982,578	240,127,169

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,
(Thousands of Dollars)	2013	2012

Operating Activities:
Net Income	$403,032	$146,974
Adjustments to Reconcile Net Income to Net Cash Flows
Provided by Operating Activities:
Depreciation	314,530	225,324
Deferred Income Taxes	256,294	59,509
Pension, SERP and PBOP Expense	97,671	97,378
Pension and PBOP Contributions	(122,826)	(164,294)
Regulatory Underrecoveries, Net	(4,793)	(54,491)
Amortization of Regulatory Assets, Net	108,623	31,016
Amortization of Rate Reduction Bonds	42,581	59,100
Other	19,932	19,520
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	(101,229)	83,395
Fuel, Materials and Supplies	10,964	40,695
Taxes Receivable/Accrued, Net	(58,350)	17,709
Accounts Payable	(127,379)	(176,533)
Other Current Assets and Liabilities, Net	(70,026)	(64,899)
Net Cash Flows Provided by Operating Activities	769,024	320,403

Investing Activities:
Investments in Property, Plant and Equipment	(700,252)	(690,376)
Proceeds from Sales of Marketable Securities	342,251	132,580
Purchases of Marketable Securities	(424,096)	(143,225)
Decrease/(Increase) in Special Deposits	65,121	(11,852)
Other Investing Activities	(843)	23,126
Net Cash Flows Used in Investing Activities	(717,819)	(689,747)

Financing Activities:
Cash Dividends on Common Shares	(232,069)	(159,708)
Cash Dividends on Preferred Stock	(3,922)	(3,269)
(Decrease)/Increase in Short-Term Debt	(720,500)	558,500
Issuance of Long-Term Debt	1,350,000	300,000
Retirements of Long-Term Debt	(360,635)	(267,699)
Retirements of Rate Reduction Bonds	(82,139)	(36,439)
Other Financing Activities	(11,633)	(117)
Net Cash Flows (Used in)/Provided by Financing Activities	(60,898)	391,268
Net (Decrease)/Increase in Cash and Cash Equivalents	(9,693)	21,924
Cash and Cash Equivalents - Beginning of Period	45,748	6,559
Cash and Cash Equivalents - End of Period	$36,055	$28,483

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.